Harrah's                                   Caesars
                Entertainment                               Entertainment




For Immediate Release

 Contact:         Brad Belhouse - Investors          Josh Hirsberg - Investors
                  Harrah's Entertainment, Inc.       Caesars Entertainment, Inc.
                  (702) 407-6367                     (702) 699-5269

                  Gary Thompson - Media              Robert Stewart - Media
                  Harrah's Entertainment, Inc.       Caesars Entertainment, Inc.
                  (702) 407-6529                     (702) 699-5043

                  Owen Blicksilver for Colony Capital
                  Owen Blicksilver Public Relations, Inc.
                  (516) 742-5950

 Release HET#09-0470

    Harrah's, Caesars Sign Agreement To Sell Four Casinos To Colony Capital
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         LAS VEGAS, September 27, 2004 - Harrah's Entertainment, Inc.
(NYSE:HET) and Caesars Entertainment, Inc. (NYSE:CZR) today signed a definitive agreement to sell Harrah's East Chicago, Harrah's Tunica, Atlantic City Hilton and Bally's Tunica to an affiliate of Colony Capital, LLC.

         The agreement calls for the Colony unit to pay a combined total of about $1.24 billion for the four properties. The sale price represents approximately 8.5 times the trailing 12-month Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of the four properties.

         Under terms of the agreement and subject to customary approvals, Colony will purchase the assets of the four properties and assume certain related current liabilities. One of the few private investment firms licensed in gaming, Colony owns Resorts International in Atlantic City and the Las Vegas Hilton. Colony also is a partner in Accor Casinos in Europe.

         Harrah's and Caesars agreed to sell the four properties in connection with the $9.4 billion merger agreement they announced July 15, 2004, although the sale is not conditioned on closing of the merger.

         State regulatory agencies and the Federal Trade Commission are reviewing the Harrah's-Caesars merger, which the companies expect to be consummated by mid-2005.

         "We are very proud of the successful businesses built by the employees of Harrah's East Chicago and Harrah's Tunica, and know their dedication and professionalism will serve Colony well," said Gary Loveman, Harrah's Entertainment president and chief executive officer.

         "Customers will continue to be able to earn credits with their Total Rewards loyalty cards at these two Harrah's properties until Colony assumes control of them," Loveman said."

         Harrah's expects to report no material after-tax gain or loss from the sale. Harrah's plans to use the approximately $476 million in after-tax proceeds it expects to receive from the sale to reduce debt. The Tunica and East Chicago properties will be reported as assets held for sale until closing.

         "This transaction will enable Caesars to accelerate our goal of reducing our indebtedness below $4 billion and our debt ratio to less than
3.75 times EBITDA," said Wallace R. Barr, Caesars Entertainment president and chief executive officer.

         After applying to debt reduction the anticipated $480 million in after-tax proceeds of the sale of its two properties, Caesars' indebtedness will total approximately $3.7 billion, or approximately 3.6 times the company's trailing 12-month EBITDA as of June 30, 2004, excluding the result of the two properties.

         Caesars Entertainment expects to report a gain on sale in the quarter in which the transaction closes. Until the sale is completed, the Atlantic City Hilton and Bally's Tunica will be accounted for as assets held for sale.

         "We are honored to be able to acquire these assets from two of the most prestigious gaming companies in the world," said Thomas J. Barrack, chairman and CEO of Colony Capital. "Both Harrah's and Caesars have positioned and nurtured these properties for continued growth and profitability. We look forward to meeting and working with the dedicated employees at all four casinos."

         Various subsidiaries of Harrah's Entertainment, Inc. own or manage 28 casinos in the United States, primarily under the Harrah's brand name. Founded 66 years ago, Harrah's Entertainment is focused on building loyalty and value with its valued customers through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership.

         More information about Harrah's is available at www.harrahs.com.

         Caesars Entertainment, Inc. is one of the world's leading gaming companies. With $4.5 billion in annual net revenue, 28 properties on four continents, 26,000 hotel rooms, two million square feet of casino space and 53,000 employees, the Caesars portfolio is among the strongest in the industry. Caesars casino resorts operate under the Caesars, Bally's, Flamingo, Grand Casinos, Hilton and Paris brand names. The company has its corporate headquarters in Las Vegas.

         More information about Caesars is available at www.caesars.com.

         For the past 13 years, Colony Capital has invested more than $10.5 billion in over 7,500 assets through various corporate, portfolio and complex property transactions. Colony has a staff of more than 100 and is headquartered in Los Angeles, with offices in New York, Paris, London, Madrid, Rome, Beirut, Hawaii, Hong Kong, Tokyo, Taipei, Shanghai and Seoul.

         Additional Information about the Harrah's-Caesars Merger and Where to Find It

         In connection with Harrah's proposed acquisition of Caesars (the "Acquisition"), Caesars and Harrah's intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF HARRAH'S AND CAESARS ARE URGED TO READ THE PROSPECTUS AND JOINT PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HARRAH'S, CAESARS AND THE ACQUISITION. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Harrah's or Caesars with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Harrah's by directing a written request to: Harrah's Entertainment, Inc., One Harrah's Court, Las Vegas, Nevada 89119, Attention: Investor Relations or Caesars Entertainment, Inc., 3930 Howard Hughes Parkway, Las Vegas, Nevada 89109, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the Acquisition.

         Harrah's, Caesars and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Caesars and Harrah's in connection with the Acquisition. Information about those executive officers and directors of Harrah's and their ownership of Harrah's common stock is set forth in the Harrah's Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 5, 2004, and the proxy statement for Harrah's 2004 Annual Meeting of Stockholders, which was filed with the SEC on March 4, 2004. Information about the executive officers and directors of Caesars and their ownership of Caesars common stock is set forth in the proxy statement for Caesars' 2004 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2004. Investors and security holders may obtain additional information regarding the direct and indirect interests of Harrah's, Caesars and their respective executive officers and directors in the Acquisition by reading the proxy statement and prospectus regarding the Acquisition when it becomes available.

         This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor

         This document includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, strategies, future performance, future financial results of Harrah's and Caesars and Harrah's anticipated acquisition of Caesars. These forward-looking statements are based on current expectations and projections about future events.

         Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance or results of Caesars and Harrah's may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors as well as other factors described from time to time in our reports filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein): financial community and rating agency perceptions of Harrah's and Caesars', the effects of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular; construction factors, including delays, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues; the effects of environmental and structural building conditions relating to our properties; the ability to timely and cost-effectively integrate into Harrah's operations the companies that it acquires, including with respect to its acquisition of Caesars; access to available and feasible financing, including financing for Harrah's acquisition of Caesars, on a timely basis; changes in laws (including increased tax rates), regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same store sales; our ability to recoup costs of capital investments through higher revenues; acts of war or terrorist incidents; abnormal gaming holds; the effects of competition, including locations of competitors and operating and market competition; statements regarding when the transaction is expected to close, the company's strategy, the company's use of the sale proceeds, Colony Capital's plans for the property, the financial impact of this transaction on the company and futures uses of the company's capital and resources. Risk factors that could cause actual results to differ from expectations include the closing of the transaction and/or the timing thereof and matters related to the sales and transition processes.

         Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Harrah's and Caesars disclaim any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.